Exhibit 10.7(g)

SIXTH AMENDMENT TO

DISTRIBUTION SERVICES AGREEMENT

(Wholesale Distribution)

This Sixth Amendment to the Distribution Services Agreement (this “Amendment”) is made and entered into as of October 21, 2014 (the “Amendment Effective Date”), by and between DYAX CORP. (“Dyax”) and ASD Specialty Healthcare, Inc. (“ASD”).

WHEREAS, Dyax and ASD entered into that certain Distribution Services Agreement, dated November 19, 2009, as amended (the “Agreement”), pursuant to which ASD provides distribution services to Dyax in connection with the product Kalbitor®; and

WHEREAS, pursuant to and in accordance with Section 15.5 of the Agreement, the parties desire to amend the Agreement to implement certain changes tothe terms and conditions of the Agreement, as described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Defined Terms.

Any capitalized terms that are used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.    Amendments.

A.	The parties agree that Section 2.1 of the Agreement shall be deleted in its entirety and replaced with the following language:

2.1	Engagement. Upon the terms and conditions set forth herein, Dyax hereby engages ASD, on a non-exclusive basis during the Term, to offer for sale, sell and distribute Product to Wholesale Customers in the Field in the Territory. ASD hereby accepts such engagement and shall offer for sale, sell and distribute Product to Wholesale Customers in the Territory in a professional and responsible manner and in accordance with the terms of this Agreement and all Applicable Laws.

B.	The parties agree that Section 2.3 of the Agreement shall be deleted in its entirety and replaced with the following language:

2.3	Agreement Not to Disadvantage Products. The parties acknowledge and agree that during the Term:

(a)	ASD shall not promote any Competing Product in a way that Disadvantages the Product. For the purpose of the foregoing sentence, "Disadvantage" shall mean any activities that (X) are intended to encourage, or could reasonably be foreseen to encourage, the utilization of a Competing Product, such as advertising the Product in a manner that suggests that a Competitive Product is superior to the Product in terms of acquisition price, reimbursement rates, or efficacy, or (Y) otherwise operate to the disadvantage of the Product. For purposes of clarification, announcing a Competing Product on ASD’s web site, listing product changes for a Competing Product (such as indication additions or packaging changes) on ASD’s web site, and providing answers for ASD customers who contact ASD regarding a Competing Product (including responding to questions including (i) what products ASD stocks for a particular disease state, (ii) what are the prices of such products, (iii) what are the indications for such products, and (iv) what are the differences among storage requirements, physical state and administration of the products) are normal promotional activities of a distributor that shall not be considered to Disadvantage the Product.

C.	The parties agree that Section 13.4 of the Agreement shall be deleted in its entirety.

3.    No Other Amendments.

Except as expressly amended hereby, the Agreement, as originally executed remains in full force and effect. It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

4.          Entire Agreement.

This Amendment and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

5.         Counterparts.

This Amendment may be executed in multiple counterparts, each of which will be considered an original, but which together will constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

ASD Specialty healthcare, inc.		DYAX CORP.

By:	/s/Matthew Johnson	By:	/s/Shawn Czado

Name:	Matthew Johnson	Name:	Shawn Czado

Title:	Chief Operating Officer ASD Healthcare 10-22-2014	Title:	Senior Director

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